Exhibit 5.2

Investcorp India Acquisition Corp	D +1 345 815 1877
Century Yard, Cricket Square, PO Box	E bradley.kruger@ogier.com
1111, Grand Cayman KY1-1102,
Cayman Islands
Reference: 426662.00004

23 March 2022

Dear Sirs

Investcorp India Acquisition Corp (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933 (the Act), as amended and filed on Form S-1/A, (including its exhibits, the Registration Statement) related to the offering and sale of up to 25,875,000 units (together, the Units), each Unit consisting of one Class A Ordinary Share of the Company with a par value of US$0.0001 each (the Ordinary Shares) and one-half of one redeemable warrant, each whole warrant entitled to purchase one Ordinary Share (the Warrants) and including:

(a)

up to 3,375,000 Units (the Over-Allotment Units), which the several underwriters, for whom Citigroup Global Markets Inc. and Jefferies LLC act as representatives, will have a right to purchase from the Company to cover over-allotments, if any;

(b)	all Ordinary Shares and all Warrants issued as part of the Units and the Over-Allotment Units; and

(c)	all Ordinary Shares that may be issued upon exercise of the Warrants included in the Units and the Over-Allotment Units.

This opinion letter is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Ogier

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

T +1 345 949 9876

F +1 345 949 9877

ogier.com	A list of Partners may be inspected on our website

BTLG3-12533390-2

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (Registrar).

Corporate power

(b)

The Company has all requisite power under its Memorandum and Articles of Association (as defined in Schedule 1) to issue the Ordinary Shares (including the issuance of the Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents (as defined in Schedule 1)), to execute and deliver the Documents (as defined in Schedule 1) and to perform its obligations, and exercise its rights, under such documents.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:

(i) the issue of the Ordinary Shares (including the issue of the Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents); and

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(ii)	the execution and delivery of the Documents and the performance of its obligations, and the exercise of its rights, under such documents.

Shares

(d)

The Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents), when issued by the Company upon:

(i)

payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents) and in accordance with the Memorandum and Articles of Association; and

(ii)	the entry of those Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

Enforceability

(e)

Once the Documents have been executed and delivered by the Company in accordance with the authorisations contained in the Board Resolutions (as defined in Schedule 1), the Documents shall be duly executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

4	Matters not covered

We offer no opinion:

(a)

as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)

except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

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(c)

as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6 Consent

6.1

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”.

Yours faithfully

Ogier

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SCHEDULE 1

Documents examined

Corporate and other documents

1

The Certificate of Incorporation of the Company dated 19 February 2021 issued by the Registrar, the Certificate of Incorporation on Change of Name dated 23 February 2021 and the Certificate of Incorporation on Change of Name dated 12 January 2022.

2	The amended and restated memorandum of association of the Company passed by special resolution dated 23 February 2021 (the Memorandum).

3	The amended and restated articles of association of the Company passed by special resolution dated 23 February 2021 (Articles of Association).

4	A Certificate of Good Standing dated 23 March 2022 (Good Standing Certificate) issued by the Registrar in respect of the Company.

5

A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of written resolutions of the directors of the Company passed on 23 March 2022 (the

Board Resolutions).

6	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 23 March 2022 (Register of Writs).

7	The Registration Statement.

8	A draft of the form of the unit certificate representing the Units and the Over-Allotment Units (the Unit Certificates).

9	A draft specimen certificate for Ordinary Shares (the Share Certificates).

10

A draft of the form of the warrant agreement and the warrant certificate constituting the Warrants (the Warrant Documents and, together with the Unit Certificates and the Share Certificates, the Documents).

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SCHEDULE 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5

Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7

Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

8

In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

9	Each Document has been duly executed and unconditionally delivered by the Company in the manner authorised in the Board Resolutions.

Enforceability

10

Each Document is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the jurisdiction specified in such Document to be the governing law of that Document and all other relevant laws (other than, in the case of the Company, the laws of the Cayman Islands).

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11

If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

12

No moneys paid to or for the account of any party under the Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively). None of the parties to the Documents is acting or will act in relation to the transactions contemplated by the Documents, in a manner inconsistent with United Nations sanctions or measures extended by statutory instrument to the Cayman Islands by order of Her Majesty in Council.

13

None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)

neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

14

There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

15

None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights (Relevant Interests) that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (Companies Act) of the Cayman Islands (a Restrictions Notice).

Share Issuance

16	The Ordinary Shares shall be issued at an issue price in excess of the par value thereof.

17

The draft amended and restated articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Articles of Association prior to the date that any Units, Ordinary Shares, Warrants or Over-Allotment Units are issued by the Company.

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SCHEDULE 3

Qualifications

Good Standing

1

Under the Companies Act (Revised) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2

In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3

We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act of the Cayman Islands and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4

In this opinion letter, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

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Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator or trustee in bankruptcy in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Enforceability

6

In this opinion, the term “enforceable” means that the relevant obligations are of a type that the courts of the Cayman Islands will ordinarily enforce, but it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

(a)	enforcement may be limited by insolvency or similar laws affecting the rights of creditors;

(b)

enforcement may be limited by general principles of equity. In particular, equitable remedies, such as specific performance and injunction, will only be granted by a court in its discretion and may not be available where the court considers damages to be an adequate remedy;

(c)

a claim may be barred by statutes of limitation, or it may be or become subject to defences of set-off, abatement, laches or counterclaim and the doctrines of estoppel, waiver, election, forbearance or abandonment;

(d)	a court may refuse to allow unjust enrichment;

(e)

a person who is not a party to a Document that is governed by Cayman Islands law may not have the benefit of and may not be able to enforce its terms except to the extent that the relevant Document expressly provides that the third party may, in its own right, enforce such rights (subject to and in accordance with the Contracts (Rights of Third Parties) Act, 2014;

(f)

enforcement of an obligation of a party under a Document may be invalidated or vitiated by reason of fraud, duress, misrepresentation or undue influence or it may be limited by Cayman Islands law dealing with frustration of contracts;

(g)

a provision of a Document that fetters any statutory power of a Cayman Islands’ company, such as a provision restricting the company’s power to commence its winding up, to alter its memorandum and articles of association or to increase its share capital, may not be enforceable;

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(h)	the effectiveness of a provision in a Document releasing a party from a liability or duty otherwise owed may be limited by law;

(i)

a court will not enforce a provision of a Document to the extent that it may be illegal or contrary to public policy in the Cayman Islands or purports to bar a party unconditionally from, seeking any relief from the courts of the Cayman Islands or any other court or tribunal chosen by the parties;

(j)

a provision of a Document that is construed as being penal in nature, in that it provides that a breach of a primary obligation results in a secondary obligation that imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation, will not be enforceable (and we express no opinion as to whether such a provision is proportionate);

(k)	a court may refuse to give effect to a provision in a Document (including a provision that relates to contractual interest on a judgment debt) that it considers usurious;

(l)

a court may not enforce a provision of a Document to the extent that the transactions contemplated by it contravene economic or other sanctions imposed in respect of certain states or jurisdictions by a treaty, law, order or regulation applicable to the Cayman Islands;

(m)	a court may refuse to give effect to a provision in a Document that involves the enforcement of any foreign revenue or penal laws;

(n)

where a contract provides for the payment of legal fees and expenses incurred by a party to that contract in enforcing the contract, a party who succeeds in enforcing the contract is entitled to recover by court judgment the amount of the legal fees and expenses found to be due under the terms of the contract. In all other cases, costs of legal proceedings can only be recovered from another party to the proceedings by a court order, which is a matter for the discretion of the court, and such costs are liable to taxation (assessment by the court); and

(o)	enforcement may be prohibited or otherwise prejudiced if a Relevant Interest is subject to a Restrictions Notice.

7	A court may determine in its discretion the extent of enforceability of a provision of a Document that provides for or requires, as the case may be:

(a)	severability of any provision of the Documents held to be illegal or unenforceable;

(b)

any calculation, determination or certificate to be conclusive or binding, including if that calculation, determination or certificate is fraudulent or manifestly inaccurate or has an unreasonable or arbitrary basis;

(c)	the vesting in a party of a discretion or of a power to determine a matter in its opinion, if that discretion is exercised unreasonably or the opinion is not based on reasonable grounds; or

(d)	written amendments or waivers of the Documents, if a purported amendment or waiver is effected by oral agreement or course of conduct, and we express no opinion on any provisions of that type.

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8	The law of the Cayman Islands may not recognise a difference between negligence and gross negligence.

9

Where any Document is dated “as of” a specific date, although the parties to that Document have agreed between themselves that, as a matter of contract and to the extent possible, their rights and obligations under it take effect from a date prior to the date of execution and delivery, the Document still comes into effect on the date it is actually executed and delivered. Rights of third parties under that Document also take effect from the date the Document is actually executed and delivered, rather than the “as of” date.

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Investcorp India Acquisition Corp

Century Yard, Cricket Square, PO Box 1111, Grand Cayman KY1-1102, Cayman Islands

Ogier

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Date : 3/23/2022

Dear Sirs

Director’s Certificate

Investcorp India Acquisition Corp (the Company)

You have been requested to provide a legal opinion to the Company in relation to certain aspects of Cayman Islands law (the Opinion). I acknowledge that your Opinion will be given in reliance upon the information set out in this certificate. Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)

the Certificate of Incorporation of the Company dated 19 February 2021 issued by the Registrar, the Certificate of Incorporation on Change of Name dated 23 February 2021 and the Certificate of Incorporation on Change of Name dated 12 January 2022;

(b)	the Memorandum and Articles of Association; and

(c)	the Board Resolutions annexed hereto;

2	the Memorandum and Articles of Association provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

3	the Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company;

4	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the Shareholders to wind up the Company;

5

the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

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Investcorp India Acquisition Corp

Century Yard, Cricket Square, PO Box 1111, Grand Cayman KY1-1102, Cayman Islands

6

the powers and authority of the directors of the Company (the Directors) as set out in the Memorandum and Articles of Association of the Company have not been varied or restricted in any way by resolution or direction of the Shareholders;

7	there have been no sealing regulations made by the Directors, any committee of the Directors or the Shareholders pursuant to the Articles of Association of the Company;

8	the Board Resolutions have been duly signed by all the Directors and were passed in accordance with the Company’s Articles of Association;

9

each of the Directors and their alternates has disclosed to the Company all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

10

the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

11

prior to, at the time of, and immediately following execution of the documents approved in, the Board Resolutions (the Documents), the Company was able to pay its debts as they fell due and it entered into the Documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

12	the Company has no direct or indirect interest in Cayman Islands real property;

13

each of the Directors considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

14	the Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws;

15

none of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) of the Cayman Islands;

16	the directors and officers authorised to execute the Documents on behalf of the Company, at the date of the Board Resolutions and at the date hereof, are:

(a)	Nikhil Kalghatgi;

(b)	Rishi Kapoor; and

(c)	Dean Clinton;

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Investcorp India Acquisition Corp

Century Yard, Cricket Square, PO Box 1111, Grand Cayman KY1-1102, Cayman Islands

17	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

18

the Ordinary Shares to be issued pursuant to the Registration Statement (including the issuance of the Ordinary Shares upon the exercise of the Warrants, in accordance with the Warrant Documents) have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members; and

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I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you in writing to the contrary.

Yours faithfully

/s/ Nikhil Kalghatgi
Name: Nikhil Kalghatgi
For and on behalf of
Investcorp India Acquisition Corp

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Investcorp India Acquisition Corp

Company number: 371843

(the Company)

Written resolutions by the directors of the Company

1

It is noted that the Company passed board resolutions dated 21 January 2022 (IPO Board Resolutions) in respect of the Company’s preparation for an initial public offering of securities on the NASDAQ Global Market (the IPO) and filed a registration statement (the Registration Statement) on Form S-1 with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, related to the offering and sale of units, ordinary shares and warrants as set out therein.

2	It is now proposed that the Registration Statement be amended and filed on Form S-1/A (the Amended Registration Statement) to reflect the proposed change to the offering and sale of:

(a)

up to 22,500,000 units (together, the Units), each Unit consisting of one Class A Ordinary Share of the Company with a par value of US$0.0001 each (the Ordinary Shares) and one-half of one redeemable warrant, each whole warrant entitled to purchase one Ordinary Share (the Warrants);

(b)

up to 3,375,000 Units (the Over-Allotment Units), which the several underwriters, for whom Citigroup Global Markets Inc. and Jefferies LLC act as representatives, will have a right to purchase from the Company to cover over-allotments, if any;

(c)	all Ordinary Shares and all Warrants issued as part of the Units and the Over-Allotment Units; and

(d)	all Ordinary Shares that may be issued upon exercise of the Warrants included in the Units and the Over-Allotment Units.

3	With the IPO and related transactions in mind, drafts of the following documents have been examined by the directors:

(a)	the Amended Registration Statement;

(b)	a draft specimen certificate for Ordinary Shares;

(c)	a draft specimen certificate for Units;

(d)	a draft specimen certificate for Warrants;

(e)	a draft of the warrant agreement between Continental Stock Transfer & Trust Company and the Company; and

(f)	an opinion certificate to be given in favour of Ogier, Cayman Islands legal counsel of the Company.

Together the above documents shall be referred to as the Documents.

4	The directors of the Company confirm that they have carefully considered the Documents and related transactions and do not wish to suggest any amendments.

5	The directors of the Company hereby adopt the following written resolutions:

(a)

the proposed IPO be and hereby is approved and accordingly, the proposed admission of the Units to trading on the NASDAQ Global Market be and hereby is approved, along with all applications relating thereto;

(b)

the proposed issue by the Company of the Units, Ordinary Shares and the Warrants in accordance with their terms and all Ordinary Shares which may be issued on exercise of such Warrants, be and they are hereby all approved, and all such Ordinary Shares and Warrants, subject to the payment of the consideration therefor (if any) or the exercise price thereof (if any), be issued fully paid and non-assessable and entered on the register of members of the Company;

(c)	the contents of the Documents be and they are hereby approved and that it is in the best interests of, and commercial benefit to, the Company to enter into the Documents;

(d)

each of the directors and each of the Company’s officers be and they each are hereby authorised severally to sign the Documents on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his absolute discretion think fit;

(e)

each of the directors and each of the Company’s officers be and they each are hereby authorised severally to affix the common seal of the Company to the Documents and/or to execute the same as deeds, and to deliver the same, on behalf of the Company, with such amendments (substantive or otherwise) as such person shall in his absolute discretion think fit;

(f)

each of the directors and each of the Company’s officers be and they each are hereby authorised severally to sign, execute or seal all such documents (including any share certificates or certificates in respect of the Ordinary Shares, rights or warrants to be issued by the Company) and to perform all such acts on behalf of the Company in connection with the Documents and all other transactions and matters contemplated hereby or thereby as such person shall in his absolute discretion think fit;

(g)	it is also confirmed and resolved, for the avoidance of doubt, that any of the Ordinary Shares or Warrants referred to herein may be issued in uncertificated form; and

(h)	if any of the above actions have taken place prior to execution of these resolutions, they be and hereby are, approved and ratified.

6

It is resolved that any director, officer or secretary of the Company be authorised to take such further actions or procure that such further actions are taken, as such director, officer or secretary may consider necessary or convenient to effect the foregoing resolutions.

7	Without limiting the generality of the foregoing:

(a)

any director be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such director considers necessary or desirable in connection with the transactions contemplated by the documents entered into above, such approval to be evidenced by such director’s execution and delivery (whether alone or together with another authorised signatory) of the Ancillary Documents; and

(b)

any director be authorised to do all such other actions and things as that director considers necessary or desirable for the purposes of the transactions contemplated by the documents entered into above and the Ancillary Documents.

8

It is resolved that any and all actions of the Company, or of any director, officer, service provider or secretary of the Company, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, all the directors prior to such action being taken.

9

These written resolutions may be signed in any number of counterparts, all of which taken together constitute one and the same document, and the written resolutions are effective when the last signatory signs them.

Execution Page Follows

/s/ Rishi Kapoor	3/23/2022
Rishi Kapoor	Date signed

/s/ Nikhil Kalghatgi	3/23/2022
Nikhil Kalghatgi	Date signed